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                                                                   EXHIBIT 23.3

                        CONSENT OF INDEPENDENT AUDITORS

The Board of Directors and Stockholders
Tele-Communications, Inc.:

  We consent to the incorporation by reference in Amendment No. 1 to the registration statement on Form S-3, No. 333-70999, of Tele-Communications, Inc. of our report, dated March 20, 1998, except for notes 2 and 14 which are as of September 14, 1998 and January 6, 1999, respectively, relating to the combined balance sheets of Liberty/Ventures Group as of December 31, 1997 and 1996, and the related combined statements of operations, equity, and cash flows for each of the years in the three-year period ended December 31, 1997, which report appears in the Current Report on Form 8-K, as amended by Form 8-K/A (Amendment No. 1), of Tele-Communications, Inc., dated January 7, 1999, and to the reference to our firm under the heading "Experts" in the registration statement. Our report refers to a restatement of the combined financial statements as of December 31, 1997 and for the year then ended.

                                          /s/ KPMG LLP
                                          KPMG LLP

Denver, Colorado

February 8, 1999